Exhibit 99.1
TRANSFORMA ACQUISITION GROUP INC. ANNOUNCES STOCKHOLDER
APPROVAL TO LIQUIDATE AND DISSOLVE
NEW YORK, NY — December 22, 2008 — Transforma Acquisition Group Inc. (NYSE Alternext US: TAQ, TAQ.U, TAQ.WS) (“Transforma”) announced that at a special meeting of stockholders held today, Transforma’s stockholders voted to approve Transforma’s dissolution and proposed Plan of Liquidation, as presented in Transforma’s proxy statement dated December 5, 2008. As of the close of business on December 22, 2008, Transforma’s share transfer books will close and the NYSE Alternext US will suspend trading.
Pursuant to Transforma’s Plan of Liquidation, Transforma expects to liquidate its trust account, which consists of proceeds from Transforma’s initial public offering, together with the deferred portion of the underwriters’ discount and interest (net of applicable taxes). The first liquidating distribution, for approximately $8.13 per share of common stock issued in Transforma’s initial public offering, will be made on or around December 23, 2008 payable upon presentation to stockholders as of the close of business on December 22, 2008. All remaining rights to future distributions from the trust account are locked in for Transforma stockholders as of the close of business on December 22, 2008. No payments will be made with respect to any of Transforma’s outstanding warrants or shares that were acquired prior to Transforma’s initial public offering.
Transforma has filed a certificate of dissolution with the Secretary of State of the State of Delaware and will be filing a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934. Transforma will no longer be a public reporting company and its securities will no longer trade on the NYSE Alternext US.
Investor Contact:
Devlin Lander
ICR
415-292-6855